Exhibit 10.20

AMENDMENT NO. 3 TO INTERCREDITOR AGREEMENT

This Amendment No. 3 to Intercreditor Agreement (this “ Amendment “), is entered into as of February 22, 2008, by and among Carl E. Berg (“ Berg “), Heritage Bank of Commerce (“Bank”), the purchasers identified on Exhibit A attached hereto (the “New Purchasers “), the previous purchasers who entered into Amendment No. 1 (defined below) who are identified on Exhibit A attached hereto (“Original Purchasers”), and Thomas O. Boucher, Jr., as agent for the New Purchasers (“ Purchasers’ Agent “).  Capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Intercreditor Agreement dated as of November 15, 2004, as amended by that certain Amendment No. 1 to Intercreditor Agreement dated January 24, 2006 (“Amendment No. 1”) and Amendment No. 2 to Intercreditor Agreement dated as of February 7, 2008 (the “ Agreement “).

WHEREAS, Berg, New Purchasers, Purchasers Agent, and Venture Banking Group, a division of Greater Bay Bank (“GBBK”) are parties to the Agreement;

WHEREAS, Focus Enhancements, Inc. (“ Borrower “) has asked Bank to lend it money under a Loan and Security Agreement of even date, as amended from time to time (the “Bank Loan Agreement”), a portion of the proceeds of which Borrower will use to repay all amounts owing to GBBK; and

WHEREAS, the parties hereto wish to amend the Agreement to add the Bank as a party to the Agreement.

The parties hereto agree as follows:

1.                     The Agreement is amended to add Bank as a party to the Agreement, to the extent of total indebtedness of Borrower to Bank of up to $6,500,000 in principal amount plus accrued interest, and fees and expenses collectible under the Bank Loan Agreement (the “Maximum Priority Debt Amount”).  “Bank Loan Agreement” under the Agreement has the meaning assigned in the Recitals above. “Bank Collateral” shall continue to have the meaning assigned in Section 1 of the Agreement.  All references to “Venture Banking Group, a division of Greater Bay Bank N.A.” or “Bank” shall mean and refer to Heritage Bank of Commerce, and Bank shall have all of the rights of “Bank” under the Agreement.  Without limiting the generality of the foregoing, Bank’s security interest in the Bank Collateral shall be prior to any security interest of the Creditors in the Bank Collateral.  Bank and Berg agree that the New Purchasers will not be bound by the Agreement in respect of any indebtedness of Borrower owing to Bank in excess of the Maximum Priority Debt Amount.

2.                     Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The Agreement and this Amendment shall be read and construed together as a single agreement.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed and delivered as of the date first written above.

BERG:

/s/ Carl E. Berg
CARL E. BERG

HERITAGE BANK OF COMMERCE

By:	/s/ Roxanne Vane

Name:	Roxanne Vane

Its:	Senior Vice President

PURCHASERS’ AGENT

/s/ Thomas O. Boucher, Jr.
Thomas O. Boucher, Jr.

SIGNATURE PAGE TO AMENDMENT NO. 3 TO INTERCREDITOR AGREEMENT